UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 10, 2022

FIRST AMERICAN FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34580	26-1911571
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 First American Way, Santa Ana, California		92707-5913
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (714) 250-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	FAF	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 11, 2022, Marsha A. Spence was appointed to the Board of Directors of First American Financial Corporation (the “Company”) as a Class I director.  Ms. Spence is not expected to be appointed to serve on any committees of the Board for so long as she is not an independent director.  A copy of the press release announcing her appointment is attached hereto as Exhibit 99.1.

The Company acquired on May 2, 2022, Mother Lode Holding Co. (“Mother Lode”) for approximately $300 million, subject to customary post-closing adjustments and true-ups.  Ms. Spence was a shareholder of Mother Lode and had an economic interest of approximately 22% in the transaction.   She is the shareholder representative for the transaction and she has certain ongoing rights and indemnity and other obligations under the acquisition agreement and related documents.

Ms. Spence is an employee of Mother Lode and also serves as the Chairman of the Board of Directors of Mother Lode. In connection with her employment, Ms. Spence and Mother Lode are party to an employment and non-competition agreement with a term expiring on May 2, 2023 that provides for (i) a base salary of $210,000, (ii) for 2022, a bonus opportunity of up to 10% of an executive bonus pool, up to 50% of which may be paid in the form of Restricted Stock Units of the Company, and (iii) for 2023, eligibility to participate in the Company’s annual incentive plan.

Item 5.07.    Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of the Company was held on May 10, 2022.  Results of the voting at the meeting are set forth below.

Election of Class III Directors.  The names of the persons who were nominated to serve as Class III directors of the Company for a three-year term are listed below, together with a tabulation of the results of the voting at the annual meeting with respect to each nominee.  All Class III director nominees were elected.

Name of Class III Nominee	Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
Reginald H. Gilyard	85,052,119.762	7,233,931.950	282,961.099	8,889,852.000
Parker S. Kennedy	84,110,285.696	8,255,847.075	202,880.040	8,889,852.000
Mark C. Oman	91,327,788.994	1,122,333.718	118,890.099	8,889,852.000

Advisory Vote on Executive Compensation.  At the meeting, the stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers, with 88,209,660.080 votes for, 4,041,796.746 votes against, 317,555.985 votes abstaining and 8,889,852.000 broker non-votes.

Approval of Amendment and Restatement of the Company’s 2010 Employee Stock Purchase Plan.  At the meeting, the stockholders approved the amendment and restatement of the Company’s 2010 Employee Stock Purchase Plan, with 91,795,300.433 votes for, 594,661.177 votes against, 179,051.201 votes abstaining and 8,889,852.000 broker non-votes.

Ratification of Independent Public Accountants.  At the meeting, the stockholders of the Company also voted to ratify the Audit Committee’s selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2022, with 100,571,020.264 votes for, 767,826.198 votes against, and 120,018.349 votes abstaining.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated May 12, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST AMERICAN FINANCIAL CORPORATION

Date: May 13, 2022	By:	/s/ Lisa W. Cornehl
		Name:	Lisa W. Cornehl
		Title:	Senior Vice President, Chief Legal Officer

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